EXHIBIT 99.1
For Immediate Release January 6, 2011
Commodore unveils its new Product & Gaming strategy at CES 2011

LAS VEGAS, NV -- today, Commodore Holdings Corporation, (OTC:QB: ARMC), unveils its new product and gaming strategy at the Consumer Electronics Show 2011 in Las Vegas. Their new line of Windows based notebooks and all-in one desktop PC's, plus 7' and 10' tablets and a series of smart phones running Android OS, are certain to grab the attention of industry insiders and new consumers alike. All products have online access to Commodore's new gaming platform, the classic games their followers know and love as well fan favorites from the gaming industry.

An invited group of show attendees will have the unique opportunity to experience a full range of the new Commodore products using the latest movement sensor technology designed for both mobile phone and desktop use.

"We are thrilled to see the response from the market on our new line of products and gaming strategy. It offers customers a full experience of Commodore's heritage in both attractive and affordable products with an exciting set of classic and new developed games," stated Mr. Peter Dai, COO of Commodore North America.

Dai adds that, "At the CES we are proud to present our first games based on an unique movement sensor technology using our new smart phones as remote joystick or game controller. Our strategy is to extend this technology to the classic Commodore 64 games as well new game titles in the 2nd quarter of 2011. The new emulator for those games running on mobile Android OS platforms will already be available for download at the end of this 1st quarter."

Commodore has offices in London, Taipei and Shanghai and has developed its own product line with strategic partners in Taiwan and China. The sales operation for USA is located in City of Industry, California. Commodore expects to ship its new products to distribution channels across the USA before March 1, 2011 followed by selected countries in Europe and Asian Pacific. The new download gaming platform for USA will officially be announced on or before March 1.2011.

Visit Commodore at the Las Vegas Hilton Hotel, suite no. 448 (on invitation) Show Contact: Mr. Ryan Tsui at # 626 715 9088 email: press@commodorecorp.com
For more information please visit our corporate website www.commodorecorp.com or www.commodoreworld.com also for downloading the latest product brochures.

Forward Looking Statements:

A number of statements contained in this Report are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Certain written statements in this press release constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result," "are expected to," "we anticipate," "we estimate," "we project," "we intend," or similar expressions are intended to identify forward-looking statements. Such statements should not be construed as an invitation to participate in an offering of shares in the capital of the Company or a confirmation that an offering will indeed occur. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include demand for our services, product development, our ability to maintain acceptable margins and control costs, the impact of federal, state and local regulatory requirements on our business, the impact of competition and the uncertainty of economic conditions in general, including the timely development and market acceptance of products, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and we undertake no obligation to publicly update these statements based on events that may occur after the date of this document.